EXHIBIT 99.1

Execution Copy

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT, dated as of July 12, 2026 (this “Agreement”), is entered into by and among USFM Corporation, a Colorado corporation (“Acquiror”), and the stockholders of Twin Vee PowerCats Co., a Nevada corporation (the “Company”), set forth on the signature page hereto (the “Supporting Holders” and each a “Supporting Holder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Acquiror, USFM Merger Sub Inc., a Nevada corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”), and the Company, propose to enter into, substantially simultaneously herewith, an Agreement and Plan of Merger (the “Merger Agreement”), a copy of which has been made available to the Supporting Holders, which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Acquiror;

WHEREAS, as of the date hereof, the Supporting Holders are the record owners and the beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owners of, and have sole voting power over the number of shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), set forth opposite their respective names on Schedule A hereto (together with any other Company Securities held or acquired by such Supporting Holder between the date of this Agreement and the earlier of the Closing or the termination of this Agreement in accordance with its terms pursuant to Section 7.2 (collectively, the “Subject Shares”)); and

WHEREAS, as a condition and inducement to Acquiror’s willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereunder, the parties have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENT TO VOTE SUBJECT SHARES

1.1       Binding Effect of Merger Agreement. Each Supporting Holder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Supporting Holder hereby agrees (i) to be bound by and comply with Sections 8.11 (Exclusivity) and 11.10 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections of the Merger Agreement), mutatis mutandis, as if such Supporting Holder was an original signatory to the Merger Agreement (as the Company) with respect to such provisions and (ii) that such Supporting Holder shall provide to (A) Acquiror and its Representatives any information regarding such Supporting Holder or the

Subject Shares that is reasonably requested by Acquiror or its Representatives and is required in order for Acquiror to comply with Sections 7.2 (Listing), 8.1 (HSR Act; Other Filings), 8.2 (Preparation of Registration Statement and Proxy Statement; Stockholders’ Meeting and Approvals), and 8.3 (Support of Transaction) of the Merger Agreement (and any relevant definitions contained in any such Sections of the Merger Agreement) or otherwise in connection with any application or filing made or any approval sought in connection with the Transactions (including filings with the SEC) and (B) the Company and its Representatives any information regarding such Supporting Holder or the Subject Shares that is reasonably requested by the Company or its Representatives and is required in order for the Company to comply with Sections 8.1 (HSR Act; Other Filings), 8.2 (Preparation of Registration Statement and Proxy Statement; Stockholders’ Meeting and Approvals), and 8.3 (Support of Transaction) of the Merger Agreement (and any relevant definitions contained in any such Sections of the Merger Agreement) or otherwise in connection with any application or filing made or any approval sought in connection with the transactions contemplated thereunder (including filings with the SEC).

1.2       New Shares. In the event that after the execution of this Agreement and prior to the termination of this Agreement (a) any Company Securities are issued to any Supporting Holder pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Company Securities owned by such Supporting Holder, or pursuant to any anti-dilution right or otherwise, (b) any Supporting Holder purchases or otherwise acquires beneficial ownership of any Company Securities, or (c) any Supporting Holder acquires the right to vote or share in the voting of any Company Securities (such Company Securities, collectively the “New Securities”), then such New Securities issued to, acquired by or purchased by such Supporting Holder shall be subject to the terms of this Agreement to the same extent as if they constituted the Company Securities owned by such Supporting Holder respectively, as of the execution hereof (and shall constitute Subject Shares for all purposes hereof).

1.3       Voting of Subject Shares. Each Supporting Holder holding Subject Shares hereby irrevocably and unconditionally agrees that, after the Registration Statement is declared effective by the SEC and prior to the termination of this Agreement, such Supporting Holder will at any meeting of the stockholders of the Company (and at any adjournment or postponement thereof), however called, and in any written actions by consent of the stockholders of the Company (whenever presented), cause the Subject Shares to be voted (including via proxy) (I) in favor of (A) approval of the Merger in accordance with applicable Law and exchange rules and regulations, (B) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Registration Statement or correspondence related thereto, (C) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (D) postponement or adjournment of the Company Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing, and (II) against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect any of (A) through (D) above, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Supporting Holder contained in this Agreement.

1.4       No Inconsistent Agreements. Each Supporting Holder hereby represents and covenants that such Supporting Holder (a) has not entered into, and shall not enter into, any agreement or undertaking that would restrict, limit or interfere with, or that is otherwise inconsistent with, or would adversely affect, or prohibit or prevent from satisfying, the ability to perform or satisfy any party’s obligations under this Agreement or the Company’s or Acquiror’s ability to perform or satisfy any obligation under the Merger Agreement or any other Ancillary Agreement, or that is otherwise inconsistent with such Supporting Holder’s obligations hereunder, including any voting agreement or voting trust with respect to any of the Subject Shares, and (b) has not granted, and shall not grant, a proxy or power of attorney with respect to any of the Subject Shares that is inconsistent with such Supporting Holder’s obligations hereunder.

1.5       Waiver and Release of Claims. Each Supporting Holder covenants and agrees as follows:

(a)       Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in Section 1.5(d)), each Supporting Holder, on behalf of itself and its Affiliates and its and their respective successors, assigns, representatives, administrators, executors and agents, and any other Person claiming by, through or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties”; provided, for the avoidance of doubt, that the Company shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge Acquiror, the Company, Merger Sub and each of its and their past and present Subsidiaries, and the equityholders, directors, officers, employees, agents, predecessors, successors and assigns of each of the foregoing (the “Released Parties”), from any and all past or present claims, demands, damages, debts, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, directly or indirectly arising from or relating to (x) the Releasing Parties’ ownership of the Subject Shares or the transactions contemplated hereby or thereby or (y) any act, omission, event or transaction occurring (or any circumstance existing) at or prior to the Closing (each a “Claim” and, collectively, the “Claims”), in each case (x) and (y), except for fraud, willful misconduct or gross negligence.

(b)       Each Supporting Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Section 1.5(b), and that it may hereafter come to have a different understanding of the Law that may apply to potential Claims which it is releasing hereunder, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release any and all Claims in accordance with this Section 1.5(b). In furtherance of this intention, such Supporting Holder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional facts or different understandings of Law.

(c)       Such Supporting Holder knowingly and voluntarily waives and releases any and all rights and benefits that such Supporting Holder may now have, or in the future may have, under Section 1542 of the California Civil Code (or any analogous Law of any other jurisdiction), which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Such Supporting Holder understands that Section 1542 of the California Civil Code, or a comparable Law of another jurisdiction, gives such Supporting Holder the right not to release existing claims of which such Supporting Holder is not aware, unless such Supporting Holder voluntarily chooses to waive this right. Having been so apprised, such Supporting Holder nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542 of the California Civil Code, or such other comparable Law, and elects to assume all risks for claims that exist, existed or may hereafter exist in his, her or its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 1.5, in each case, effective as of the Closing. Such Supporting Holder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 1.5 and that, without such waiver, the Company would not have agreed to the terms of this Agreement or the Merger Agreement.

(d)       Each Supporting Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this 1.5(b) Section 1.5, and that it may hereafter come to have a different understanding of the Law that may apply to potential Claims which it is releasing hereunder, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release any and all Claims in accordance with this Section 1.5. In furtherance of this intention, such Supporting Holder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional facts or different understandings of Law.

(e)       Notwithstanding the foregoing provisions of this Section 1.5, nothing contained in this Agreement shall be construed as an admission by any party hereto of any liability of any kind to any other party hereto. Notwithstanding anything to the contrary contained herein, each Supporting Holder (and each of its Affiliates other than the Company) and the Company shall be deemed not to be Affiliates of each other for purposes of this Section 1.5.

ARTICLE II
IRREVOCABLE PROXY AND POWER OF ATTORNEY

2.1       Grant of Irrevocable Proxy and Power of Attorney.

(a)       Each Supporting Holder makes, constitutes and appoints Kevin Schuyler as its true and lawful attorney and proxy with full power to appoint a nominee or nominees to act hereunder from time to time and to represent and vote the Subject Shares by proxy at all meetings of stockholders (or any class thereof) of the Company, sign any form of proxy and grant written consents or approvals in respect of the Subject Shares in each case in a manner consistent with Section 1.3 and with the same force and effect as such Supporting Holder might or could do with respect to such Subject Shares, regardless whether such stockholders are required to vote on a poll, in the form of written resolutions or on a show of hands, with respect to all resolutions and matters to be voted upon by stockholders of the Company.

(b)       Each Supporting Holder hereby ratifies and confirms and undertakes to ratify and confirm that Kevin Schuyler or his respective nominee or nominees, in his capacity as the attorney and proxy of the Subject Shares, may lawfully do or cause to be done by virtue of the rights hereby granted and exercised in accordance with this Section 2.1 of this Agreement.

(c)       Each Supporting Holder hereby (i) affirms that this Agreement is (A) coupled with and intended to secure an interest sufficient in applicable Law to support an irrevocable power of attorney or irrevocable proxy, and (B) executed and intended to be irrevocable, (ii) revokes any and all prior proxies granted by the Supporting Holder with respect to the Subject Shares to any Person (other than those granted pursuant to the Company’s Governing Documents), (iii) undertakes that no subsequent proxy shall be given (and if given shall be ineffective) by the Supporting Holder to any Person other than Kevin Schuyler with respect to the Subject Shares, and (iv) undertakes that the proxy granted by this Section 2.1 is an irrevocable proxy and power of attorney and shall survive (x) any dissolution or winding up of any Supporting Holder that is an entity, (y) any testamentary transfer or any transfer by the laws of intestate succession by any Supporting Holder who is an individual, and (z) any Transfer permitted pursuant to Section 6.1 of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SUPPORTING HOLDERS

Each Supporting Holder represents and warrants to Acquiror and the Company that:

3.1       Authorization; Binding Agreement.

(a)       Such Supporting Holder, if not a natural person, is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted. Such Supporting Holder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)       This Agreement has been duly and validly executed and delivered by such Supporting Holder and, assuming the due authorization, execution and delivery by Acquiror, constitutes a legal, valid and binding obligation of such Supporting Holder, enforceable against such Supporting Holder in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability affecting or relating to creditors’ rights generally and (ii) is subject to general principles of equity (the “Enforceability Limitations”).

3.2       Non-Contravention. Neither the execution and delivery of this Agreement by such Supporting Holder nor performance by such Supporting Holder of the obligations herein nor the compliance by such Supporting Holder with any provisions herein will (a) if not a natural person, violate the certificate or articles of incorporation, bylaws or other governing documents of such Supporting Holder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person on the part of such Supporting Holder, except as provided in the Company’s Governing Documents, (c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance (as defined below) on the Subject Shares, other than any Permitted Encumbrance (as defined below), or (d) violate any Law applicable to such Supporting Holder or by which any of such Supporting Holder’s Subject Shares are bound, except, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to prevent or materially impair or delay such Supporting Holder’s ability to perform its obligations hereunder.

3.3       Ownership of Shares; Total Shares. As of the date hereof, such Supporting Holder is the record and beneficial owner of all of the Subject Shares as set forth opposite their name on Schedule A hereto and has good and marketable title to all of such Subject Shares, free and clear of any encumbrances, security interests, claims, pledges, proxies, options, right of first refusals, voting restrictions, limitations on dispositions, voting trusts or agreements, options or any other liens or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement, (b) any lock-up agreement entered into by and between such Supporting Holder, Acquiror and the Company, (c) any applicable restrictions on transfer under applicable securities Laws, and (d) the Company Governing Documents (collectively, “Permitted Encumbrances”). The Subject Shares as set forth on the signature page hereto constitute all of the Company Common Stock owned by such Supporting Holder as of the date hereof and, other than such Subject Shares, as of the date of this Agreement, there are no other shares of Company Common Stock held of record or beneficially owned by such Supporting Holder or in respect of which such Supporting Holder has full voting power.

3.4       Voting Power. Such Supporting Holder has, as of the date hereof and, except pursuant to a Permitted Transfer (defined below), will have until the termination of this Agreement, sole voting power and the power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Supporting Holder’s Subject Shares currently owned or hereinafter acquired. None of such Supporting Holder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of such Subject Shares, except for the Company Governing Documents.

3.5       Reliance. Such Supporting Holder understands and acknowledges that Acquiror and the Company are entering into the Merger Agreement in reliance upon such Supporting Holder’s execution, delivery and performance of this Agreement.

3.6       Actions. There are no Legal Proceedings pending against such Supporting Holder or, to the knowledge of such Supporting Holder, threatened against such Supporting Holder, before (or, in the case of threatened Legal Proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Supporting Holder of such Supporting Holder’s obligations under this Agreement.

3.7       Brokers. Other than as expressly contemplated by the Merger Agreement or the disclosure schedules thereto, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Supporting Holder.

3.8       Adequate Information. Such Supporting Holder acknowledges that such Supporting Holder is a sophisticated investor with respect to such Supporting Holder’s Subject Shares and has adequate information concerning the business and financial condition of the Company and Acquiror to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Acquiror, the Company or any Affiliate thereof, and based on such information as such Supporting Holder has deemed appropriate, made such Supporting Holder’s own analysis and decision to enter into this Agreement. Such Supporting Holder acknowledges that such Supporting Holder has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACQUIROR

Acquiror represents, warrants and covenants to the Supporting Holders that:

4.1       Organization and Qualification. Acquiror is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted.

4.2       Authority for this Agreement. Acquiror has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to comply with any provisions herein. The execution and delivery of this Agreement by Acquiror has been duly and validly authorized by all necessary entity action on the part of Acquiror, and no other entity proceedings on the part of Acquiror are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Supporting Holders, constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the Enforceability Limitations.

4.3       Takeover Statutes. Acquiror has taken all necessary action to ensure that no Takeover Statute is applicable to Acquiror, this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, and shall refrain from taking any action that would cause the applicability of any Takeover Statute to Acquiror, this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement.

ARTICLE V
[INTENTIONALLY OMITTED]

ARTICLE VI
ADDITIONAL COVENANTS OF THE SUPPORTING HOLDERS

6.1       No Transfer; No Inconsistent Arrangements.

(a)       Except for a Permitted Transfer, until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, each Supporting Holder agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of Law), gift, pledge dispose of or otherwise permit any Encumbrances other than Permitted Encumbrances on any of the Subject Shares or otherwise agree to do any of the foregoing (provided that any encumbrance that would not prevent, impair or delay such Supporting Holder’s ability to comply with the terms and conditions of this Agreement shall be permitted and will not be deemed to violate the restrictions set forth in this clause (i)), (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) other than in furtherance of the transactions contemplated by the Merger Agreement, enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject Shares. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

(b)       Section 6.1(a) shall not prohibit a transfer of Subject Shares by any Supporting Holder made: (i) if such Supporting Holder is an individual, by gift to a member of one of such Supporting Holder’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of such Supporting Holder’s immediate family, an affiliate of such person or to a charitable organization; (ii) if such Supporting Holder is an individual, by virtue of laws of descent and distribution upon death of such Supporting Holder; (iii) if such Supporting Holder is an individual, pursuant to a qualified domestic relations order; (iv) if such Supporting Holder is not a natural person, by pro rata distributions from such Supporting Holder to its members, partners, or stockholders pursuant to such Supporting Holder’s organizational documents; and (v) by virtue of applicable law or such Supporting Holder’s organizational documents upon liquidation or dissolution of such Supporting Holder; (vi) if such Supporting Holder is not a natural person, to any employees, officers, directors or members of such Supporting Holder, or to any affiliates of such Supporting Holder; provided, however, that a transfer referred to in this Section 6.1(b) shall be permitted only if, (A) as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Acquiror and the Company, to be bound by all of the terms of this Agreement, and except for transfers referred to in Section 6.1(b)(ii) or (iii), (B) such transfer is effected no later than three (3) Business Days prior to the date on which the Registration Statement is declared effective (collectively, “Permitted Transfers”).

6.2       Standstill. From the date of this Agreement until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, no Supporting Holder shall engage in any transactions involving the securities of Acquiror or the Company without Acquiror’s and the Company’s prior written consent; except for Permitted Transfers.

6.3       No Legal Action. No Supporting Holder shall, and shall cause its respective Affiliates not to and shall direct its respective Representatives not to, bring, commence, institute, maintain, voluntarily aid or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by such Supporting Holder breaches any duty that such Supporting Holder has (or may be alleged to have) to the Company or to the other holders of Subject Shares; provided, that the foregoing shall not limit or restrict in any manner the rights of such Supporting Holder to enforce the terms of this Agreement.

6.4       Documentation and Information. Each Supporting Holder shall permit and hereby consents to and authorizes Acquiror and the Company to publish and disclose in all documents and schedules filed with the SEC and, to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any press release or other disclosure document that Acquiror and/or the Company reasonably determines to be necessary in connection with the Merger and any of the transactions contemplated by the Merger Agreement, a copy of this Agreement and the nature of such Supporting Holder’s commitments and obligations under this Agreement. The parties hereto agree that each Supporting Holder’s identity and ownership of the Subject Shares will not be included in a press release or other public disclosure (other than a filing with the SEC) without such Supporting Holder’s prior consent.

6.5       Public Announcements. No Supporting Holder will make any public announcement or issue any public communication regarding the Merger Agreement, the transactions contemplated thereby or any matter related to the foregoing, without the prior written consent of Acquiror and the Company, except: (i) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing Supporting Holder shall, to the extent permitted by applicable Law, first allow Acquiror and the Company to review such announcement or communication and have the opportunity to comment thereon and the disclosing Supporting Holder shall consider such comments in good faith; (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.5; and (iii) announcements and communications to Governmental Authorities in connection with registrations, declarations and filings required to be made as a result of the Merger Agreement.

ARTICLE VII
MISCELLANEOUS

7.1       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address or email address set forth (i) if to Acquiror, to the address or email address set forth in Section 11.2 of the Merger Agreement and (ii) if to a Supporting Holder, to such Supporting Holder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

7.2       Termination. This Agreement, the covenants and agreements contained herein and any proxy granted hereunder shall terminate automatically with respect to the Supporting Holder, without any notice or other action by any person, upon the first to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the mutual written agreement of Acquiror and the Supporting Holders. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article VII shall survive any termination of this Agreement.

7.3       Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.4       Expenses. All fees and expenses incurred in connection herewith shall be paid by the party incurring such fees and expenses, whether or not the Merger are consummated, except as expressly provided otherwise herein or in the Merger Agreement; provided, that in the event of any Legal Proceeding arising out of or relating to this Agreement, the non-prevailing party in any such Legal Proceeding will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

7.5       Entire Agreement; Assignment. This Agreement, together with the Merger Agreement and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Acquiror and the Company, in the case of an assignment by a Supporting Holder (other than in the case of a Permitted Transfer) and (b) the Supporting Holders, in the case of an assignment by Acquiror or the Company. Any assignment in violation of this Section 7.5 shall be null and void ab initio.

7.6       Enforcement of the Agreement. The parties agree that irreparable damage may occur in the event that any Supporting Holder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Acquiror or the Company may be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity without the requirement to post any bond or other security. Any and all remedies herein expressly conferred upon Acquiror or the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Acquiror or the Company, and the exercise by Acquiror or the Company of any one remedy will not preclude the exercise of any other remedy.

7.7       Jurisdiction; Waiver of Jury Trial; Governing Law. This Agreement and all related Legal Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Nevada. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. The parties hereto expressly incorporate by reference Section 11.12(a) (addressing jurisdictional matters) and Section 11.12(b) (addressing service of process matters) of the Merger Agreement to apply to this Agreement mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

7.8       Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

7.9       Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever under or by reason of this Agreement upon any person other than each party hereto.

7.10       Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.11       Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Agreements shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

7.12       Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all persons and vice versa. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any person by virtue of the authorship of any provision of this Agreement.

7.13       Further Assurances. Each Supporting Holder agrees that if any further agreements, deeds, assignments, assurances or other instruments are reasonably necessary to effectuate the covenants in this Agreement, such Supporting Holder will, upon reasonable written request of such Supporting Holder by Acquiror, execute and deliver all such proper agreements, deeds, assignments, assurances and other instruments and take other reasonable action as permissible to do all other things reasonably necessary to effectuate the covenants in this Agreement and otherwise to carry out the purposes of this Agreement.

7.14       No Agreement as Director or Officer. Each Supporting Holder is entering into this Agreement solely in such Supporting Holder’s capacity as record and/or beneficial owner of Subject Shares and nothing herein is intended to or shall limit, restrict or otherwise affect any votes or other actions taken by such Supporting Holder, or any employee, officer, director (or person performing similar functions), partner or other Affiliate of such Supporting Holder (including, for this purpose, any appointee or representative of such Supporting Holder to the board of directors of the Company) of such Supporting Holder, solely in his or her capacity as a director or officer of the Company (or a subsidiary of the Company) or other fiduciary capacity for the stockholders of the Company.

7.15       No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Acquiror any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Supporting Holders, as applicable, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Supporting Holder in the voting of any of the equity securities of the Company, except as otherwise provided herein with respect to the Subject Shares. Except as otherwise set forth in Section 1, no Supporting Holder shall be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the Company Stockholders. Without limiting the foregoing, nothing in this Agreement shall obligate or require any Supporting Holder to exercise an option to purchase any Company Securities.

7.16       Third Party Beneficiary. Acquiror and the Supporting Holders acknowledge and agree that the Company is an intended third party beneficiary of each and every provision of this Agreement and shall have the right to enforce each and every provision of this Agreement directly against the parties as if it were a party hereto. Except as expressly set forth in this Section, this Agreement is not intended to and shall not confer any rights or remedies upon any person or entity other than the parties hereto.

[Signature Pages Follow.]

IN WITNESS WHEREOF, Acquiror and each Supporting Holder have each caused this Company Support Agreement to be duly executed as of the date first written above.

USFM CORPORATION

By:	/s/ Robert B. Price
Name:	Robert B. Price
Title:	President

SUPPORTING HOLDERS:

Clamantis Holdings LLC

By:	/s/ Dan Shribman
Name:	Dan Shribman
Title:	Signor

Joseph C. Visconti

Preston Yarborough

Michael P. Dickerson

Kevin Schuyler

Larry Swets, Jr.

Schedule A

SUPPORTING HOLDERS

Supporting Holder	Shares of Company Common Stock (including any other Company Securities)
Joseph C. Visconti	10,865
Preston Yarborough	994
Michael P. Dickerson	4,188
Kevin Schuyler	963
Larry Swets, Jr.	6,757
Clamantis Holdings LLC	31,937